                                                                   EXHIBIT 10.11


                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT is made this 20th day of October, 1998 by and between THE DERBY CYCLE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with its registered office in the State of Delaware at Corporation Trust Center, c/o CT Corporation, 1209 Orange Street, Wilmington, DE 19801 (the "Company") and GARY S. MATTHEWS, a United States
                           -------
citizen residing at 22 Lancaster Grove, London NW3 4PB (the "Executive").
                                                             ---------

          WHEREAS, the Company and the Executive have agreed to execute this Employment Agreement (this "Agreement") to set forth the rights and duties of
                            ---------
the Executive in respect of his employment with the Company;

1.        EFFECTIVENESS
          -------------

          Executive and the Company agree that the terms and conditions of employment set forth below herein shall become effective as of the date that the Executive notifies the Company that he has terminated his employment with Guinness Great Britain (the "Effective Date").
                             --------------

2.        SERVICES OF EMPLOYEE
          --------------------

          The Company hereby agrees to employ the Executive during the Employment Period, as defined in paragraph 4 below, to perform the duties specified in Appendix A attached to this Agreement and made a part hereof, and the Executive hereby agrees to accept such employment by the Company, all on and subject to the terms and conditions contained in this Agreement.

3.        HOURS AND PLACES OF EMPLOYMENT
          ------------------------------

          The Executive may be required to travel on the Company's business to such places as the Company's Board of Directors or chairman of the Company shall reasonably designate from time to time, including, without limitation, the United States of America, United Kingdom of Great Britain and Northern Ireland, the Netherlands, Germany, the other countries of continental Europe, the Republic of Ireland, South Africa and Canada. The Executive shall devote such time and attention to the performance of his duties under this Agreement, both within and outside normal working hours, as shall reasonably be required by the Company; provided that, Executive shall be allowed to serve on the Board of Directors of Department 56 and any other board of directors of non-competing companies as the Company's Board shall reasonably agree. The Executive shall not, without the consent of the Company, enter into any other paid employment or agreement to provide services during the Employment Period. The Executive and the Company hereby agree that the Executive's principal office will be moved (the "New Company Headquarters") to either New York
      -------------------------
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City, New York, Fairfield County, Connecticut or Weschester County, New York
during the summer of 1999 for the balance of his employment term (the "U.S.
                                                                       ----
Move"), and the Executive hereby agrees (and shall not raise any objections) to
----
the U.S. Move.

4.        EMPLOYMENT PERIOD
          -----------------

          (a) The term of the Executive's employment under this Agreement (the "Employment Period") shall begin on the Effective Date of this Agreement
      -----------------
and shall continue under this Agreement until the fourth anniversary of the date thereof; provided that the initial Employment Period shall automatically renew for an additional period of three years (the "Employment Option") unless either
                                              -----------------
party delivers to the other a written termination letter, with such termination letter being delivered by Executive no later than four months prior to the termination of the initial Employment Period and by the Company no later that six months prior to the termination of the initial Employment Period. Notwithstanding the foregoing, the Employment Period may be terminated as follows:

          (i) by the Company without Cause or by the Executive with Good Reason, the Employment Period shall terminate immediately upon receipt by the non-terminating party of notice in writing from the terminating party of termination of the Employment Period, provided that, if the Employment Period is terminated under this Section 4(a), the Executive shall be entitled to (A) his base salary (based upon the Executive's base salary set forth in Appendix B, Section (a)) for the period (the "Severance Period") ending the earlier of (i)
                                  ----------------
eighteen months after such termination or (ii) nine months after such termination if Executive is employed on a full time basis with another company or enterprise within nine months of such termination; (B) his Pro Rata Bonus (as set forth in Appendix B) and (C) to the extent the U.S. Move has not occurred, the reasonable costs incurred by Executive in connection with relocating to the U.S. (the "U.S. Relocation Expenses"), provided further that, Executive shall
           ------------------------
not be entitled to any severance payment set forth in this Section 4(a)(i) if the Executive is in breach of Sections 9, 10 or 11 below;

          (ii) in the event the Executive dies during the Employment Period, the Employment Period shall terminate on the date of death, and Executive shall be entitled to (A) his base salary (based upon the Executive's base salary set forth in Appendix B) for six months following the death of Executive, (B) his Pro Rata Bonus (as set forth in Appendix B) and (C) to the extent the U.S. Move has not occurred, the U.S. Relocation Expenses;

          (iii) in the event the Executive, by reason of physical or mental disability (excluding infrequent and temporary absences due to ordinary transitory illnesses), shall be unable for more than one hundred and eighty
(180) days in the aggregate during any consecutive twelve (12) month period to perform the material services required of him under this Agreement, the Employment Period shall terminate at the end of the month in which the Company shall have given notice to the Executive of its intention to terminate the Employment Period because of such disability, and Executive shall be entitled to
(A) his base salary (based upon the Executive's base salary set forth in Appendix B) for six months following the termination of the Employment Period,

                                      -2-
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(B) his Pro Rata Bonus (as set forth in Appendix B) and (C) to the extent the
U.S. Move has not occurred, the U.S. Relocation Expenses; or

          (iv) by the Company for Cause or by Executive without Good Reason, the Employment Period shall terminate immediately upon receipt by the non-terminating party of notice in writing from the terminating party of termination of the Employment Period.

          (b) Should the Employment Period terminate by notice as provided for in Section 4(a) above, the Executive shall not be entitled to receive any payment from the Company under the United Kingdom Redundancy Payments Act 1965. For the purposes of this Agreement, the Employment Period shall include and be deemed to be continuous with the period of employment under the Employment Agreement.

          "Good Reason" shall have the meaning ascribed to it in the Management
           -----------
Stock Purchase Agreement, dated as of the Effective Date (the "Stock Purchase
                                                               --------------
Agreement"), between the Company and Executive.
---------

          "Cause" shall have the meaning ascribed to it in the Stock Purchase
           -----
Agreement.

          "Pro Rata Bonus" means a proportionate part of the bonus Executive
           --------------
would have received for the fiscal year in which termination occurs based on the number of days during the fiscal year included in the Employment Period, provided that, for the 1999 fiscal year bonus, the amount shall be zero if Executive is terminated prior to the end of the first half of the fiscal year.

5.        REMUNERATION OF EMPLOYEE
          ------------------------

          The full and complete remuneration of the Executive for his services under this Agreement shall be as set forth in Appendix B attached to this Agreement and made a part hereof.

6.        EXPENSES
          --------

          The Executive is authorized to incur reasonable expenses in the performance of his duties under this Agreement, on a basis consistent with the policies of the Company and its Subsidiaries (as defined below) from time to time, including expenses for business entertainment, travel and subsistence.
The Executive shall submit all claims for reimbursement of such expenses directly to the Company or the Subsidiary for which such expenses were incurred and the Company shall ensure that such expenses are reimbursed to the Executive within a reasonable time after submission by the Executive of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Company or such Subsidiary may reasonably require.

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7.        PENSION AND LIFE ASSURANCE PLANS
          --------------------------------

          The Company shall make provision for the Executive's inclusion in any pension and/or life insurance plan and medical and dental benefits which the Company and its Subsidiaries may establish or maintain from time to time for senior executive employees located in the United Kingdom of Great Britain (while Executive's principal residence is located in the United Kingdom of Great Britain) and the United States of America (while Executive's principal place of resident is located outside the United Kingdom of Great Britain).

8.        VACATION
          --------

          The Executive shall be entitled to four (4) weeks' vacation in each calendar year during the Employment Period (in addition to the usual public holidays in the country which Executive's principal residence is located), provided that such vacation shall be taken at such time or times as the Chairman of the Company approves in advance.

9.        REPORTS AND WRITTEN MATERIALS
          -----------------------------

          All information, data, reports, recommendations, advice, records, documents and other materials relating to the Company and its subsidiaries and affiliates prepared or obtained by the Executive or coming into his possession in the course of his employment under this Agreement shall, as between the Company and the Executive, be the sole and exclusive property of the Company and, at the end of the Employment Period, or at the request of the Company during the Employment Period, the Executive shall promptly deliver all such materials in his possession to the Company or to such other person as the Company may direct. The Executive shall prepare and submit to the Company such regular periodic reports as the Company may reasonably request with respect to the activities undertaken by him or conducted under his direction in the course of his employment under this Agreement. As between the Company and the Executive, such reports and the information contained therein shall be and remain the sole property of the Company.

10.       CONFIDENTIAL INFORMATION
          ------------------------

          Except as otherwise specifically agreed between the parties, the Executive shall not, at any time during the Employment Period or thereafter, communicate or disclose to any unauthorized person or use for his own account or business any information, data, reports, recommendations, advice, records, documents or other material referred to in paragraph 9 of this Agreement above, or any other information concerning the business or affairs of the Company or any of its Subsidiaries or associated companies (collectively "Confidential
                                                               ------------
Information").  The obligations contained in this paragraph 10 shall not apply
-----------
(i) to the extent the communication or disclosure of Confidential Information is required by law or (ii) in the event and to the extent that the information, data, reports, recommendations, advice, records, documents or other materials referred to in this paragraph 10 become generally known to or available for use by the public, other than by an act or omission of the Executive in violation of the terms of this Agreement.

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

11.       NON-COMPETE, NON-SOLICITATION.
          -----------------------------

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during Noncompete Period (as defined below), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. "Noncompete Period" shall consist of the Employment Period plus
               -----------------                                         ----
the period through the later of (i) one year after the Employment Period and
(ii) if applicable, the Severance Period.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

12.       ENFORCEMENT.
          -----------

          If, at the time of enforcement of paragraph 9, 10 or 11 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof. In addition, in the event of an alleged breach or violation by Executive of paragraph 11, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 11 are reasonable.

13.       EXECUTIVE'S REPRESENTATIONS.
          ---------------------------

          Executive hereby represents and warrants to the Company that as of the Effective Date (i) the execution, delivery and performance of this Agreement by Executive shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree (including, without limitation any employment agreement, noncompete agreement or confidentiality agreement with any other company, person or entity) to which Executive is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be, as of the Effective Date, the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

14.       SURVIVAL.
          --------

          Paragraphs 9 through 23 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

15.       NOTICES
          -------

          All notices, demands, consents or other communications under this Agreement shall be given or made in writing, and shall be delivered personally, sent by certified or registered airmail with postage prepaid or transmitted by telefax or courier service, addressed to the other party at the address set out at the head of this Agreement or at such other address as may be designated by notice from such other party; provided, however, that any communication sent by telefax shall be confirmed by mail as prescribed in this paragraph. Any notice, demand, consent or other communication given or made by mail in the manner prescribed in this paragraph shall be deemed to have been received seven (7) days after the date of mailing.

16.       ADDITIONAL ACTION
          -----------------

          Each party to this Agreement shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement. The Company shall pay the Executive's reasonable attorneys' fees for the preparation and negotiation of this Agreement and related documents entered into on the date hereof or on the Effective Date; provided that, the Company's obligation to reimburse such attorneys' fee shall in no event exceed $25,000.

17.       AMENDMENTS
          ----------

          No amendment, interpretation or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.

18.       ASSIGNMENT BY THE COMPANY; SUBSIDIARIES
          ---------------------------------------

          This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any such successor or assigns shall be deemed substituted for the Company as a party to this Agreement. The term "successor" shall mean any person, firm, corporation or business entity which at
 ---------
any time, whether by purchase, merger, assignment or otherwise, acquires all or substantially all of the assets or business of the Company. The term "Subsidiary" shall mean a corporation (or equivalent legal entity under the law
 ----------
of any country) of which the Company owns directly or indirectly more than forty percent (40%) of the shares the holders of which are ordinarily and generally, in the absence of contingencies or special arrangements, entitled to vote for the election of directors (or the equivalent governing body of the corporation).

19.       ASSIGNMENT BY THE EXECUTIVE
          ---------------------------

          This Agreement shall be binding upon and shall inure to the benefit of the Executive, his legal representatives and assigns, except that the Executive's obligations to perform services under this Agreement are personal and are expressly declared to be non-assignable and non-transferable without the consent of the Company.

20.       ENTIRE AGREEMENT
          ----------------

          This Agreement, the Stock Purchase Agreement, the Agreement Evidencing a Grant of Stock Option, dated as of the Effective Date, between the Company and Executive (the "Option Grant Agreement"), and the ancillary documents relating
                ----------------------
thereto constitute the entire agreement of the parties up to the date hereof with respect to the Executive's employment by the Company and his remuneration therefor.

21.       GOVERNING LAW
          -------------

          This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the State of New York, in the United States of America.

22.       SEVERABILITY
          ------------

          If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

23.       ARBITRATION
          -----------

          Sections 4.7 and 4.8 of the Stock Purchase Agreement are hereby incorporated herein by reference.

24.       SOLE REMEDY
          -----------

          Notwithstanding anything to the contrary herein, Executive hereby acknowledges and agrees that (i) his sole and exclusive remedy under this Agreement for termination and breach shall be the right to receive the benefits and payments as set forth herein and (ii) in no event shall any right or remedy under this Agreement give rise to any right or remedy under any other agreement, including, without limitation, the Stock Purchase Agreement and the Option Grant Agreement, with Executive's remedies under such agreements being set forth therein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set out at the head of this Agreement.


                              THE DERBY CYCLE CORPORATION


                              By:________________________________
                                 Its:____________________________



                                 ________________________________
                                 GARY S. MATTHEWS

                                  APPENDIX A
                                  ----------
                         TO EMPLOYMENT AGREEMENT WITH
                         ----------------------------
                               GARY S. MATTHEWS
                               ----------------


          The Executive's duties shall be to:

          (a) serve as president and chief executive officer of the Company and such of its Subsidiaries as shall be agreed between the Executive and the Board of Directors of the Company;

          (b) in cooperation with the chairman and the Board of Directors of the Company, formulate and implement the overall policies and operating procedures for the Company and its Subsidiaries;

          (c) supervise the preparation of full, timely and accurate financial reports and budgets to be prepared and submitted for the Company and each of its Subsidiaries, and participate in the presentation of such reports to the Board of Directors of the Company, with the Executive's comments and recommendations thereon;

          (d) take responsibility for the achievement of all financial objectives and budgets for the Company and its Subsidiaries which are mutually agreed by the Board of Directors of the Company and the Executive;

          (e) establish and maintain contacts with senior executives of major companies in the sporting goods and bicycle industries throughout the world, and with government officials, representatives of trade and professional organizations and members of the press and other media in order to maintain and promote the name, reputation and business of the Company and its Subsidiaries;

          (f) take responsibility for the recruitment, appointment, direction and dismissal (where appropriate) of all senior executives of the Company and its Subsidiaries;

          (g) establish standards and procedures for evaluation of the performance of senior executives of the Company and its Subsidiaries at all times;

          (h) to the extent elected by the Company's shareholders, serve as a member of the Board of Directors of the Company and those Subsidiaries of the Company agreed between the Executive and the chairman of the Company;

          (i) in cooperation with the Board of Directors and the chairman of the Company, maintain communication with the shareholders of and lenders to the Company and its Subsidiaries;

          (j) obtain and review data and information with respect to the business of the Company and its Subsidiaries, as well as the sporting goods and bicycle industries throughout the world, for the purpose of evaluating the competitive position of the Company and its Subsidiaries and formulating recommendations to the Board of Directors for acquisitions, disposals or cooperative business arrangements appropriate for the Company or its Subsidiaries;

          (k) perform such other duties as may be assigned to the Executive by the Board of Directors of Company from time to time which are consistent with the status of the Executive as president and chief executive of the Company;

          (l) report directly to the Board of Directors of the Company and the Chairman of the Company, with all officers of the Company reporting directly to Executive; and

          (m) perform the duties (and have the authority) customary for the chief executive officer and president of a company.

                                  APPENDIX B
                                  ----------
                         TO EMPLOYMENT AGREEMENT WITH
                         ----------------------------
                               GARY S. MATTHEWS
                               ----------------


1. The full and complete remuneration of the Executive for his services under the Agreement to which this Appendix B is attached shall be as follows:

          (a) the Company shall pay to the Executive during the Employment Period, by transfer to a bank of the Executive's choice, a base salary as follows: (i) while Executive's principal residence is located in the United Kingdom of Great Britain, at a rate of four hundred thousand United States dollars ($400,000) per year, and (ii) while Executive's principal residence is located outside the United Kingdom of Great Britain, at a rate of four hundred and fifty thousand United States dollars ($450,000) per year, in each case payable semi-monthly in arrears in twenty-four (24) equal installments each year; provided that, starting with the third anniversary of the date hereof, the Company's Board of Directors shall annually review (at the beginning of each such anniversary) Executive's base salary and after taking into consideration general market conditions and the performance of the Company and Executive, determine in good faith whether such base salary should be increased;

          (b) for each calendar year during the Employment Period, beginning with fiscal year 1999, the Company shall pay to the Executive a bonus of up to one-hundred and twenty percent (120%) of his base salary upon the achievement of financial targets for the Company for such fiscal year, with such financial targets (the "Financial Targets") to be agreed between the Executive and the
              -----------------
Board of Directors; provided that, Executive's 1999 fiscal year bonus shall be no less than three hundred thousand United States dollars ($300,000); provided further that, Executive's calender year bonus shall be equal to one hundred percent (100%) of his base salary if the Company achieves such Financial Targets and up to one hundred and twenty percent (120%) of his base salary if the Company exceeds such Financial Targets;

          (c) while Executive's principal residence is located in the United Kingdom of Great Britain, the Company shall pay (as non-accountable expense allowance) to the Executive during the Employment Period a living allowance at a rate of one-hundred fifteen thousand United States dollars ($115,000) per year, payable monthly in arrears in twelve (12) equal instalments; provided that, upon Executive's request, the Company shall advance to Executive the first six instalments of such living allowance on January 1, 1999; and

          (d) the Company shall pay any reasonable costs incurred by Executive in connection with the U.S. Move.

2. The Executive shall promptly apply for any social security benefits to which he may become entitled in respect of ill-health or incapacity, and the Executive shall forthwith notify the Company of the amount of any payment he receives. The Company shall be entitled to deduct an amount equivalent to any such payment from any amount which becomes due to the Executive under this Agreement.

                                      -13-